Exhibit 4.4

THIS SECOND SUPPLEMENTAL INDENTURE (the “Second Supplemental Indenture”), dated as of                     , 2017 (the “Effective Date”), is entered into by and among Novatel Wireless, Inc., a Delaware corporation (the “Company”), Inseego Corp., a Delaware corporation (“Inseego”), and Wilmington Trust, National Association, a national banking association, as trustee hereunder (“Trustee”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture (as defined below).

RECITALS

WHEREAS, the Company and the Trustee are parties to an Indenture, dated as of June 10, 2015 (the “Original Indenture”), as amended by the First Supplemental Indenture, dated as of November 8, 2016 (the Original Indenture, as amended, the “Indenture”), which Indenture governs the 5.50% Convertible Senior Notes due 2020 issued by the Company (the “Novatel Notes”) under and in accordance with the provisions of the Indenture;

WHEREAS, as of the date of this Second Supplemental Indenture, there is $120.0 million aggregate principal amount of the Novatel Notes outstanding;

WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee may enter into a supplemental indenture to the Indenture for the purpose of amending or supplementing the Indenture or the Novatel Notes or waiving compliance with the provisions of the Indenture or the Novatel Notes with the written consent of the Holders of at least a majority of the aggregate principal amount of the Novatel Notes then outstanding;

WHEREAS, on December 7, 2016, Inseego commenced an exchange offer (the “Exchange Offer”) pursuant to which it offered to exchange any and all outstanding Novatel Notes for new 5.50% Convertible Senior Notes due 2022 issued by Inseego (the “Inseego Notes”), upon the terms and subject to the conditions set forth in a prospectus, dated as of                     ,                      (the “Prospectus”), filed with the Securities and Exchange Commission on                     , and the related Registration Statement on Form S-4 (File No. 333-                );

WHEREAS, concurrently with the Exchange Offer, the Company solicited consents from the Holders of the Novatel Notes to certain proposed amendments (the “Proposed Amendments”) to the Indenture and the Novatel Notes, as described in the Prospectus and set forth in Section 1.01 of this Second Supplemental Indenture;

WHEREAS, the Company has received and caused to be delivered to the Trustee evidence of the consent to the Proposed Amendments received from Holders of a majority of the principal amount of the outstanding Novatel Notes;

WHEREAS, the Company, Inseego and the Trustee desire to enter into this Second Supplemental Indenture on the Effective Date in order to give effect to the Proposed Amendments, which shall become operative immediately following the issuance of the Inseego Notes on the settlement date of the Exchange Offer (the “Operative Date”); and

WHEREAS, all acts and requirements necessary to make this Second Supplemental Indenture, when executed by the parties hereto, a legal, valid and binding supplement to the Indenture, according to its terms and the terms of the Indenture, have been done and performed.

NOW, THEREFORE, the parties hereto covenant and agree for the benefit of all Holders of the Novatel Notes, as follows:

ARTICLE ONE

AMENDMENTS

1.01 Certain Amendments to the Indenture and the Novatel Notes. Effective on the Operative Date, the Indenture and the Novatel Notes, as applicable, are hereby amended as follows:

(a) Section 4.02 (144A Information), Section 4.03 (Reports), Section 4.06 (Restriction on Purchases by the Company and by Affiliates of the Company), Section 4.07 (Corporate Existence) and Article 5 (Consolidation, Merger and Sale of Assets) of the Original Indenture shall be deleted in their entirety and replaced with “RESERVED.” For the avoidance of doubt, on and after the Operative Date, the failure to comply with the terms of any of the foregoing Sections or Article 5 of the Indenture and the corresponding provisions of the Novatel Notes shall no longer constitute a Default or an Event of Default under the Indenture or the Novatel Notes and shall no longer have any consequence under the Indenture or the Novatel Notes.

(b) Section 6.01(a)(iii) (Events of Default—failure to provide certain notices), Section 6.01(a)(v) (Events of Default—failure to comply with Article 5), Section 6.01(a)(vii) (Events of Default—cross defaults) and Section 6.01(a)(viii) (Events of Default—judgment defaults) shall be deleted in their entirety and replaced with “RESERVED.”

(c) To the extent that any definitions set forth in Section 1.01 of the Indenture or elsewhere are solely used in the Sections deleted pursuant to subsections (a) and (b) above or Article 5, such definitions shall no longer apply or have any consequence in the interpretation of the Indenture or the Novatel Notes.

(d) Sections 10.03(a)(i) and 10.03(a)(ii) of the Indenture shall be amended such that all references to “the Company” in such Sections shall be substituted with “Inseego Corp.” Accordingly, on and after the Operative Date, Inseego shall determine, in its sole discretion, the Settlement Method applicable to the conversion of any Novatel Notes and calculate the Conversion Consideration due thereupon.

(e) All other provisions of the Indenture, including the terms of the Novatel Notes set forth in Exhibit A to the Original Indenture, and all certificates representing all outstanding Novatel Notes, will be deemed to be amended to reflect the amendments set forth above in this Section 1.01, mutatis mutandis.

ARTICLE TWO

MISCELLANEOUS

2.01 Relation to Original Indenture; Effectiveness; and Operation.

(a) Full Force and Effect. This Second Supplemental Indenture supplements the Indenture and shall be a part of and subject to all terms thereof. Except as supplemented hereby, all of the terms, provisions and conditions of the Indenture and the Novatel Notes issued thereunder shall continue in full force and effect. In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Second Supplemental Indenture, the terms and conditions of this Second Supplemental Indenture shall prevail. For the avoidance of doubt, all references to sections of the Indenture amended by this Second Supplemental Indenture shall be to such sections as amended by this Second Supplemental Indenture.

(b) Effectiveness of Amendments. Upon the execution and delivery of this Second Supplemental Indenture on the Effective Date, this Second Supplemental Indenture shall be effective. Notwithstanding the foregoing, the amendments set forth in Section 1.01 above shall not become operative until the Operative Date.

(c) GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE AND THE NOVATEL NOTES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(d) Separability Clause. In case any provision in this Second Supplemental Indenture or in the Novatel Notes shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(e) Confirmation of Indenture. Except as amended and supplemented hereby, the Indenture is hereby ratified, confirmed and reaffirmed in all respects. The Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument. For the avoidance of doubt, Inseego does not hereby assume any obligations of the Company under the Indenture, as supplemented and amended by this Second Supplemental Indenture, other than as expressly provided for in this Second Supplemental Indenture.

(f) Counterparts. This Second Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same document. The exchange of copies of this Second Supplemental Indenture and signature pages by facsimile or PDF transmission will constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes.

(g) Successors. All agreements of the parties hereto in respect of this Second Supplemental Indenture shall bind their respective successors.

(h) Headings. The headings of the articles and sections of this Second Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof, and will not modify or restrict any of the terms or provisions hereof.

(i) Trustee Makes No Representation. The recitals contained herein are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed all as of the date and year first written above.

NOVATEL WIRELESS, INC.

By:
Name: Title:

INSEEGO CORP.

By:
Name: Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee.

By:
Name: Title:

[Signature Page – Second Supplemental Indenture]